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                                                                      Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-35697) pertaining to the Cutler-Hammer de Puerto Rico Company Retirement Savings Plan of our report dated June 14, 2001, with respect to the financial statements and schedule of the Cutler-Hammer de Puerto Rico Company Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.


                                                          /s/ ERNST & YOUNG LLP


Cleveland, Ohio
June 25, 2001